EXHIBIT 99.0

                                      PROXY

                          ELECTRO-CATHETER CORPORATION
                                2100 FELVER COURT
                            RAHWAY, NEW JERSEY 07065
     THIS STOCKHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby: (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Electro-Catheter Corporation (the "Company"), to be held at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey 07114, at 10:00 a.m., local time, November 16, 1998, and the Joint Proxy Statement/Prospectus in connection therewith; and (2) appoints Ervin Schoenblum and Abraham H. Nechemie, as proxies, with the power to appoint their respective substitutes, to represent the undersigned at the Special Meeting of Stockholders and at any adjournment thereof, to vote and act with respect to all shares of common stock, $.10 par value, of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, if personally present, as designated below, hereby revoking any proxy heretofore given by the undersigned.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE             PLEASE MARK YOUR VOTES
 "FOR" THESE PROPOSALS.                               AS INDICATED IN THIS
                                                      EXAMPLE    [X]

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of January 20, 1998, as amended by a First Amendment to Agreement and Plan of Reorganization, dated as of May 5, 1998, and Second Amendment to Agreement and Plan of Reorganization, dated as of August 7, 1998 and a Third Amendment to Agreement and Plan of Reorganization dated as of September 4, 1998 (collectively, the "Merger Agreement") among the Company, Cardiac Control Systems, Inc., a Delaware corporation ("Cardiac"), and CCS Subsidiary, Inc., a New Jersey corporation and a direct, wholly-owned subsidiary of Cardiac ("Sub"), providing for the merger contemplated thereby of Sub with and into the Company (the "Merger"), as a result of which the Company will become a direct, wholly-owned subsidiary of Cardiac and the stockholders of the Company will become stockholders of Catheter Technology Group, Inc., a Delaware corporation and parent holding company of Cardiac ("CTG"), to be formed as part of a restructuring in connection with the Merger. By virtue of the Merger, each outstanding share of common stock, $.10 par value, of the Company will be converted into the right to receive one-fifth of a share of common stock, $.10 par value, of CTG.


          FOR [ ]            AGAINST [ ]                ABSTAIN  [ ]

2. To authorize the Board of Directors to adjourn the Special Meeting of Stockholders to permit further solicitation of proxies, if necessary.


         FOR  [ ]            AGAINST [ ]                ABSTAIN  [ ]

3. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.


         FOR  [ ]            AGAINST [ ]                ABSTAIN  [ ]


         PLEASE MARK ON THIS SIDE; THEN SIGN AND DATE ON OTHER SIDE AND
            RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS DESCRIBED


                                                  THIS PROXY IS SOLICITED
                                             ON BEHALF OF THE BOARD OF DIRECTORS


                                             Date: ______________________, 1998


                                             __________________________________
                                             Signature


                                             __________________________________
                                             Signature if held jointly


     PLEASE DATE, SIGN AS NAME(S) APPEAR(S) ABOVE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. If shares are held in the name of two or more persons, all must sign. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee, or Guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer